Applied Signal Technology, Inc.
Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-52308 and 33-21236) pertaining to the Applied Signal Technology, Inc. 2000 Stock Option Plan and non-incentive stock option plan of our report dated December 14, 2000, with respect to the consolidated financial statements of Applied Signal Technology, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2000.

/s/ Ernst & Young LLP

San Jose, California
January 26, 2001